UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2017

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 944555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 14, 2017, Electronics For Imaging, Inc. (the “Company”) will host a conference call to discuss its Notification of Late Filing on Form 12b-25 (the “Form 12b-25”). During the call, the Company will discuss recent developments in management’s assessment of the effectiveness of its current and historical disclosure controls and internal control over financial reporting and the continued evaluation of the accounting impact on any previously reported financial results of the write-off and reduction of the inventory expense and related settlement previously discussed in the Form 12b-25.

The Company’s preliminary earnings announcement for the quarter ended September 30, 2017 reflected an expense of approximately $3.5 million, principally related to a write-off during the third quarter of 2017 of certain inventory that the Company had acquired as part of its 2015 acquisition of Reggiani Macchine S.P.A. After conducting further review, the Company expects to report a material weakness in internal control over financial reporting related to this matter and that its disclosure controls were not effective in prior periods. The Company continues not to expect any negative impact to previously announced financial results for the quarter ended September 30, 2017, but the Company now expects that if there is a positive adjustment of the results for the period ended September 30, 2017 over previously disclosed results for that period there may be a negative impact to prior periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 14, 2017	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Marc Olin
	Name:	Marc Olin
	Title:	Chief Financial Officer